UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 W. 110th Street, Suite 200, Overland Park, KS 66210
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 7, 2011, the Company increased its credit facility with its private, third-party lender by $1.0 million.   The increase in the credit facility is represented by a promissory note (the "Note"), bears interest at the rate of 8% per annum and is payable interest only on a monthly basis. The loan is due and payable in full on May 30, 2013 and may be prepaid without penalty at any time. The Note is unsecured and subordinated to all existing and future senior indebtedness, as such term is defined in the Note.  In May 2011 the Company obtained a $1.5 million unsecured credit facility (the "May Note") from the lender.   The Note and the May Note are equal in terms of their priority of payment.

The Company will use the loan proceeds for working capital purposes, including to fund research and development of new products that it plans to bring to market.

In connection with the Note, the Company granted the lender a warrant (the "Warrant") exercisable to purchase 150,000 shares of its Common Stock at a price of $1.00 per share until November 30, 2013.  The Company paid Source Capital Group, Inc. a fee of $35,000 and issued it a warrant exercisable to purchase 35,000 shares of Common Stock on the same terms and conditions as the Warrant for its services relating to the transaction.

Effective November 7, 2011, the Company and the lender extended the maturity date of the May Note to May 30, 2013.  In connection with the extension of the May Note, the Company reduced the exercise price of a warrant that it had issued to the lender in May 2011 (the "Existing Warrant") from $1.50 to $1.00 per share.   The Existing Warrant  is exercisable to purchase 150,000 shares of Common Stock.  The expiration date of the Existing Warrant remained November 30, 2013.

The Company paid Source Capital Group, Inc. a fee of $25,000 and reduced the exercise price of the warrant it had issued to such firm in May 2011 from $1.50 to $1.00 per share for its services in connection with the extension of the maturity date of the May Note.  Such warrant is exercisable to purchase 75,000 shares of Common Stock through November 30, 2013.

The foregoing descriptions of the Note, the Warrant and amendments to the May Note and Existing Warrant do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.27, 10.28, 10.29 and 10.30, respectively, to this report.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.27	8% Subordinated Note, dated November 7, 2011
10.28	Common Stock Purchase Warrant, dated November 7, 2011
10.29	Allonge to 8% Subordinated Note, dated November 7, 2011
10.30	Amendment to Common Stock Purchase Warrant, dated November 7, 2011

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Date: November 10, 2011	By:	/s/ STANTON E. ROSS
Name: Stanton E. Ross
Title: Chairman, President and Chief Executive Officer

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